UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

June 13, 2026

Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 001-39050

Delaware	45-3361983
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

1825 South Grant Street, Suite 850
San Mateo, CA	94402
Address of Principal Executive Offices	Zip Code

(650) 810-8823

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Transition of Chief Credit Officer

Oportun Financial Corporation (the “Company”) and Patrick Kirscht, the Company’s Chief Credit Officer, mutually determined that Mr. Kirscht would depart from the Company and its subsidiary, Oportun, Inc. (“Oportun”), effective as of June 15, 2026 (the “Transition Date”).

Mr. Kirscht has served the Company since 2008, most recently as the Company’s Chief Credit Officer. Mr. Kirscht’s departure did not involve any disagreements with the Company, including with respect to any matter relating to the Company’s operations, policies, or practices. The Company thanks Mr. Kirscht for his 18 years of service and valuable contributions to the Company.

Kirscht Transition Agreement

The Company and Oportun entered into a transition agreement and release (the “Transition Agreement”) with Mr. Kirscht dated June 15, 2026, under which, (1) Mr. Kirscht will receive (i) an aggregate cash severance payment equal to $525,300 (which represents twelve (12) months of his annual base salary), payable in equal installments over twelve (12) months, (ii) a lump sum cash payment equal to $155,287(which represents his annual target bonus in effect for 2026) multiplied by (a) the number of calendar days he is employed with Oportun in 2026 as of his last day of employment divided by (b) 365, and (iii) a lump sum cash payment equal to $535,500 (which represents the cash retention award granted to Mr. Kirscht in December 2025); (2) Oportun will cover the premiums for COBRA coverage for Mr. Kirscht and his eligible dependents for a period of up to twelve (12) calendar months following his last day of employment with Oportun, subject to the terms of the Transition Agreement; (3) all 95,603 of the restricted stock units (“RSUs”) granted to Mr. Kirscht in December 2025 will vest and settle; and subject to Mr. Kirscht executing and not revoking the confirmatory release agreement attached to the Transition Agreement following the end of the Advisory Period (as defined below) and otherwise complying with the terms of the Transition Agreement, (4) (i) 17,907 additional outstanding and unvested time-based RSUs will vest and settle; (ii) 75.6% of the performance-based restricted stock units (“PSUs”) granted to Mr. Kirscht in 2024 (or 61,043 target PSUs) will remain eligible to vest on the scheduled vesting date for such award based on achievement of the Company TSR goal in accordance with the applicable stock agreements, and (iii) 18,855 of the Economic ROA Eligible Units granted to Mr. Kirscht in 2025 will remain eligible to vest on the scheduled vesting date for such award, subject to the applicable stock agreements entered into by Mr. Kirscht.

Upon the Transition Date, Mr. Kirscht will continue in service with Oportun as a non-employee advisor through September 15, 2026, subject to the terms of the Transition Agreement (the “Advisory Period”), and Mr. Kirscht will receive a cash fee of $45,000 per month as payment for his services.

The foregoing summary of the Transition Agreement is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference. All capitalized terms used but not defined in the foregoing summary have the meanings set forth in the Transition Agreement.

Appointment of Chief Risk Officer

The board of directors of the Company (the “Board”) has appointed Sean Rowles to serve as the Company’s Chief Risk Officer, effective June 17, 2026 (the “Start Date”).

Mr. Rowles, 54, has served as Chief Risk Officer and Head of Operations at Imprint Payments, Inc. a financial technology and services company, from 2023 to 2025, where he was responsible for leading consumer credit, risk management, and financial services operations. Prior to Imprint Payments, Inc., Mr. Rowles held executive risk positions at PayPal Holdings, Inc. from 2014 to 2023, including as Global Chief Credit Officer, leading the global first-line credit risk organization. Prior to joining PayPal Holdings, Inc., he also held senior roles at several financial institutions, including Citizens Bank from 2008 to 2014, Royal Bank of Scotland from 2006 to 2008, and Washington Mutual Bank from 1998 to 2006. He holds a B.S. in Business - Managerial Economics from the University of Technology Sydney.

Rowles Offer Letter

On June 13, 2026, the Company entered into an offer of employment with Mr. Rowles (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Rowles will be paid an annual base salary of $550,000, and will be eligible to receive an annual bonus, with a target opportunity of 75% of his base salary, based on achievement of performance goals set by the Board or its Compensation and Leadership Committee in its sole discretion. Mr. Rowles’s annual bonus for the Company’s 2026 fiscal year, if earned, will be prorated for the portion of 2026 during which he is employed with the Company.

Mr. Rowles will receive a cash signing bonus of $500,000, which will vest and be earned in two equal installments of $250,000 on the six-month anniversary of the Start Date and $250,000 on the 12-month anniversary of the Start Date, subject to Mr. Rowles’s continuing employment with the Company, except that if, prior to the first anniversary of the Start Date, Mr. Rowles ceases employment due to a Qualifying Termination (as defined in the Company’s Executive Severance and Change in Control Policy (the “Severance Policy”), which has been filed as Exhibit 10.9 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on February 27, 2026 (File No. 001-39050) (the “Form 10-K”)), he will receive any then-unpaid portion of the signing bonus, provided he timely executes and allows to become effective a Release (as defined in the Severance Policy) by the deadline set forth in the Severance Policy.

In addition, as an inducement material to him entering into employment with the Company, Mr. Rowles will be granted a long-term new hire equity award (the “New Hire Award”), comprised of: 382,653 RSUs and 127,551 PSUs. One-third of the RSUs will vest on the one-year anniversary of the grant date and the remaining two-thirds of the RSUs will vest in eight successive equal quarterly installments, such that the RSUs will be fully vested on the third anniversary of the grant date, subject in all cases to Mr. Rowles remaining employed with the Company through the relevant vesting dates. The PSUs will have the same performance goals and vesting terms as the PSUs awarded to the Company’s other officers in March 2026 for the fiscal year 2026 to 2028 performance period and are therefore eligible to vest after the end of the three-year performance period based on achievement of the relevant performance goals. The New Hire Award is expected to be granted in September 2026 in accordance with the Company’s normal grant cycle under and subject to the terms of the Company’s Amended and Restated 2021 Inducement Equity Incentive Plan, which has been filed as Exhibit 10.3 to the Form 10-Q.

The Offer Letter provides that Mr. Rowles will be eligible to participate in the Severance Policy at the Tier 1-level (as designated in the Severance Policy), a copy of which has been filed as Exhibit 10.9 to the Form 10-K.

Mr. Rowles will enter into the Company’s standard form of indemnity agreement, a copy of which has been filed as Exhibit 10.1 to the Form 10-K.

There are no other arrangements or understandings between Mr. Rowles and any other persons pursuant to which Mr. Rowles was appointed as Chief Risk Officer or a director of the Company. There are no family relationships between Mr. Rowles and any director or executive officer of the Company, and Mr. Rowles does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Offer Letter is not intended to be complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is filed as Exhibit 10.2 and incorporated herein by reference.

Item 8.01. Other Events

On June 16, 2026, the Company issued a press release announcing Mr. Rowles’s appointment as the Company’s Chief Risk Officer. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

10.1	Transition Agreement with Patrick Kirscht dated June 15, 2026

10.2*	Offer Letter with Sean Rowles dated June 13, 2026

99.1	Press Release dated June 16, 2026

104	Cover Page Interactive Data File embedded within the Inline XBRL document

*

Certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION (Registrant)

Date: June 18, 2026	By:	/s/ Kathleen Layton
Kathleen Layton
Chief Legal Officer and Corporate Secretary